Exhibit 3.31

September13, 1995

To whom it may concern:

I hereby certify that,

R. H. Acquisition Corporation

appears by records of this office to have been incorporated under the General Laws of this Commonwealth on September 8, 1995.

I also certify that so far as appears of record here, said corporation still has legal existence.

In testimony of which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written.

Secretary of the Commonwealth

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

ARTICLE I

The exact name of the corporation is:

R.H. ACQUISITION CORPORATION

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

The corporation shall have unlimited power and authority to engage in any and all lawful business for which corporations may be incorporated under the Massachusetts Business Corporation Law (General Laws Chap. 156B, Section 1, et. seq., as amended), under which this Corporation is incorporated, including but not limited to the following: operation of an iron foundry, fabrication and machine shops, assembly, testing and design of control valves, sluice gates and other products; performance of contract and other work; installation and repair of gates, valves and other products; marketing and sale of gates, valves, custom equipment and other products; and any and all other manner of business.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article ‘may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:	N.A.	Common:	5,000	$1.00/Share

Preferred:	N.A.	Preferred:	None

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

Not applicable.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 6A.

**	If there are no provisions state “None”.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

Continuation Sheet 6A

1.	The Board of Directors is hereby authorized to make, amend or repeal the By-Laws, to the extent permitted by law.

2.	Meetings of stockholders may be held anywhere within the United States as fixed in or determined in the manner provided in the By-Laws.

3.	The Corporation may be a partner in any business enterprise it would have power to conduct by itself and may carry on any permissible business enterprise either alone (whether as a principal, agent, contractor or otherwise), through a wholly or partly owned subsidiary, or in conjunction, through a joint venture or other arrangement with any corporation, association, trust, firm or individual.

4.	No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring, prior to such amendment or repeal.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

Not applicable.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

46 Mill Street, Orange, MA 01364

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	David Waskiewicz	66 Orchard Lane East Templeton, MA 01438	N.A.
Treasurer:	Michael Colton	1117 Woodhill Drive Gibsonia, PA 15044	N.A.
Clerk:	Michael Colton	Same as above

Directors:	Grant A. Colton, Sr.	413 Patsy Drive Gibsonia, PA 15044	N.A.
	John H. Kilmer	2565 Meinert Road Wexford, PA 15090	N.A.
	G.A. Colton, Jr.	2912 Talley Cavey Road Allison Park, PA 15101	N.A.
	Michael Colton William Peirce	Same as above 3407 Rt. 151 Alliquippa, PA 15001

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

May

d. The name and business address of the resident agent, if any, of the corporation is:

David Waskiewicz, 46 Mill Street, Orange, MA 01364

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address (es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and hereby sign these Articles of Organization as incorporator(s) this 8th day of September, 1995,

Mark C. Wilson

c/o Day, Berry & Howard

260 Franklin Street

Boston, MA 02110

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other Jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 8th day of SEPTEMBER 1995

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

William C. Kaczynski

1208 Manor Complex 564 Forbes Avenue

Pittsburgh, PA 15219

Telephone: (412) 562-9465

FEDERAL IDENTIFICATION

NO.     04 - 3285203

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, David F. Waskiewicz ,*President and Marjorie A. Holmes ,*Clerk of R.H. Acquisition Corporation , (Exact name of corporation)
located at 46 Mill Street, Orange, MA 01364 , (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                 1

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted by consent vote dated September 22, 2003 by vote of:

                     1                    shares of                         common                                  of                     1                     shares outstanding,

                                                                      (type,class & series, if any)

                                            shares of                                                                         of                                    shares outstanding, and

                                                                      (type, class & series, if any)

                                            shares of                                                                         of                                             shares outstanding,

                                                                       (type, class & series, if any)

1 **being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or 2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

To change the name of the Corporation to Rodney Hunt Company, Inc.

*Delete the inapplicable words.             **Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70.

2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue,fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:

Preferred:		Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 1 56B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: __________________________________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this 22nd day of September, 2003,

, *President /
David F.Waskiewicz

, *Clerk /
Marjorie A. Holmes

*Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 2nd day of October 2003.

Effective date:
WILLIAM FRANCIS GALVIN Secretary of the Commonwealth TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to:

Timothy W. McGee, Esquire Dunn McGee & Allen, LLP

446 Main Street, Suite 1900

Worcester, MA 01608